UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2006

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884		98-0081645
(Commission File Number)		(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida		33132
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On September 18, 2006, the Compensation Committee of Royal Caribbean Cruises Ltd. (the “Company”) approved Amendment No. 1 to the Company’s December 6, 2005 Amended and Restated 2000 Stock Award Plan (the “Amendment”).

     The Amendment was entered into to extend the period during which Nonqualified Options granted on or after September 18, 2006 may be exercised following a Termination of Service (other than due to death or Disability) from (a) three months following the date of the Optionee’s Termination, or such later time not to exceed an additional nine months as the Committee may from time to time determine in its discretion on a case by case basis, to (b) one year following the date of the Optionee’s Termination. In addition, the Amendment changed the period during which Options granted on or after September 18, 2006 may be exercised following a Termination of Service due to death or Disability, or an Optionee’s death subsequent to a Termination of Service on account of such Disability, from (a) one year following the date of death or Disability, or such later time not to exceed an additional year as the Committee may from time to time determine in its discretion on a case by case basis, to (b) one year following the date of death or Disability. In no event may an Option be exercised beyond its expiration date.

     Unless otherwise specified, capitalized terms used herein are defined in the Company’s December 6, 2005 Amended and Restated 2000 Stock Award Plan.

     A copy of this Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 Dated as of September 18, 2006 to the December 6, 2005 Amended and Restated Royal Caribbean Cruises Ltd. 2000 Stock Award Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	September 22, 2006	By:	/s/ Bradley H. Stein

			Name:	Bradley H. Stein
			Title:	Vice President and General Counsel